UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

HempAmericana Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-195097	46-4816984
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Reade Street, Suite 4FW New York City, NY	10007
(address of principal executive offices)	(zip code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

a.	On August 18, 2014, it was unanimously agreed by the Board of Directors that Mr. Rosillo would resign as the Secretary of the Corporation. It was also unanimously agreed that following such resignation, Ms. Nieves Rosillo be appointed Secretary of the Corporation. Ms. Nieves Rosillo is now the Secretary of the Corporation.

Ms. Rosillo attended the Marketing and Advertising Institute of Mexico City and now today is a part of Grupo Exporta, serving as a New York sales representative. She has acted in this position since the year 2009, attending various expos promoting organic products, handling public relations, sales, and coordinating meetings with different business consulars. Ms. Rosillo feels that despite her previous commitment she will be able to devote sufficient time to growing the Company and stimulating new ideas amongst its members.

Ms. Rosillo carries with her a very specialized skillset in the field of public relations, and sales that we feel will help the Company grow and thrive as it eventually releases its products into the marketplace. In her past Ms. Rosillo acted as Secretary to the CEO of Ugland Construction Company in Mexico City. It should be noted that Ms. Rosillo is bilingual and can act as a translator if certain business relationships were to develop where certain parties faced a language barrier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMPAMERICANA, INC.

Dated: August 18, 2014	/s/ Salvador Rosillo
Salvador Rosillo
Chief Executive Officer